Exhibit 31.2

CERTIFICATIONS

I, Lau Kwok Hung, certify that:

1.             I have reviewed this Annual Report on Form 10-K of Centiv, Inc;

2.             Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

3.             Based on my knowledge, the financial statements, and other financial information included in this Annual Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Annual Report;

4.                                       The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and we have:

 a.                                    designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, is made known to us by others within the entity, particularly during the period in which this Annual Report is being prepared;

b.                                      evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Annual Report based on such evaluation; and

c.                                       disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s most recent calendar quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5.             The Company’s other certifying officer and I have disclosed, based on our most recent evaluation, to the Company’s auditors and the audit committee of Company’s Board of Directors (or persons performing the equivalent functions):

                (a)           all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls; and

                (b)           any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

6.             The Company’s other certifying officer and I have indicated in this Annual Report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:	April 28, 2004	/s/	Lau Kwok Hung
Lau Kwok Hung
Chief Financial Officer